UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	August 5, 2005

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

            On August 5, 2005, Host America Corporation (“Host”) was notified by The Nasdaq Stock Market (“Nasdaq”) that based on a review of public documents and information provided by Host to Nasdaq related to the issuance of a July 12, 2005 press release, the Staff of Nasdaq Listing Investigations and Listing Qualifications has determined that Host no longer qualifies for inclusion in the Nasdaq Stock Market and that its securities are, therefore, subject to delisting.  Nasdaq Marketplace Rules 4300 and 4330(a)(3) provide the Staff with broad discretionary authority to deny continued inclusion of securities in order to maintain the quality of, and the public’s confidence in, The Nasdaq Stock Market.  Accordingly, Nasdaq has informed Host that its securities will be delisted from Nasdaq at the opening of business on August 16, 2005, unless Host requests a hearing in accordance with the Marketplace Rule 4800 Series.

            Host will request a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff determination.  Any such hearing request will stay the delisting of Host’s securities pending the Panel’s decision.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: August 5, 2005	By: /s/ Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer